$61,500,000

     PURCHASE AGREEMENT



     BETWEEN



     BNP LEASING CORPORATION,

     ("BNPLC")


     AND


     INFORMIX CORPORATION,

      ("Informix")



     EFFECTIVE AS OF JANUARY 6, 1997

     (Freedom Circle Property)






PURSUANT TO AND AS MORE PARTICULARLY PROVIDED IN PARAGRAPH 17 OF THIS AGREEMENT, THE LEASE REFERENCED HEREIN AND THIS PURCHASE AGREEMENT
ARE TO CONSTITUTE, FOR INCOME TAX PURPOSES ONLY, A FINANCING ARRANGEMENT OR CONDITIONAL SALE. AS PROVIDED IN PARAGRAPH 17 OF THIS AGREEMENT, BNPLC AND INFORMIX EXPECT THAT INFORMIX (AND NOT BNPLC) SHALL BE TREATED AS THE TRUE OWNER OF THE PROPERTY FOR INCOME TAX PURPOSES, THEREBY ENTITLING INFORMIX (AND NOT BNPLC) TO TAKE DEPRECIATION DEDUCTIONS AND OTHER TAX BENEFITS AVAILABLE TO THE OWNER.


     TABLE OF CONTENTS

      Page


1.  Definitions                                                        1
     "Applicable Purchaser"                                            1
     "Deposit Taker Losses"                                            1
     "Designated Sale Date"                                            1
     "Direct Payments to Participants"                                 2
     "Fair Market Value"                                               2
     "Purchase Price"                                                  2
     "Remarketing Notice"                                              2
     "Required Documents"                                              2
     "Shortage Amount"                                                 2

2.  Informix's Options and Obligations on the Designated Sale Date     3
     (a)  Choices                                                      3
     (b)  Election by Informix                                         3
     (c)  Termination of Informix's Option To Purchase                 4
     (d)  Payment to BNPLC                                             4
     (e)  Effect of Options on Subsequent Title Encumbrances           4

3.  Terms of Conveyance Upon Purchase                                  5

4.  Survival of Informix's Obligations                                 5
     (a)  Status of this Agreement                                     5
     (b)  Remedies Under the Lease and the Environmental Indemnity     6

5.  Remedies Cumulative                                                6

6.  No Implied Waiver                                                  6

7.  Attorneys' Fees and Legal Expenses                                 6

8.  Estoppel Certificate                                               7

9.  Notices                                                            7

10.  Severability                                                      9

11.  Entire Agreement                                                  9

12.  Paragraph Headings                                                9

13.  Gender and Number                                                 9

14.  GOVERNING LAW                                                     9

15.  Successors and Assigns                                            9

16.  WAIVER OF JURY TRIAL                                              9

17.  Income Tax Reporting                                             10

18.  Security for Informix's Obligations; Return of Collateral and
       Escrowed Proceeds                                              11

19.  Security for BNPLC's Obligations                                 11

20.  Not a Partnership, Etc                                           11




     Exhibits and Schedules



Exhibit A                                              Legal Description

Exhibit B                                                     Grant Deed

Exhibit C                           Preliminary Change of Ownership Form

Exhibit D                                    Bill of Sale and Assignment

Exhibit E                                 Acknowledgement and Disclaimer

Exhibit F                               Documentary Transfer Tax Request

Exhibit G                                        Secretary's Certificate

Exhibit H                            Instruction Letter to Title Insurer

Exhibit I                         Certificate Concerning Tax Withholding

Exhibit J                          Indemnity for Prohibited Encumbrances


     PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this "Agreement") is made as of January 6, 1997, by INFORMIX CORPORATION, a Delaware corporation ("Informix") and BNP LEASING CORPORATION, a Delaware corporation ("BNPLC").


     R E C I T A L S

A. BNPLC is acquiring the land described in Exhibit A attached hereto and the improvements and fixtures located thereon, if any, and is leasing the same to Informix pursuant to that certain Lease Agreement (as from time to time supplemented, amended or restated, the "Lease") between Informix and BNPLC dated as of the date hereof. (The land described in Exhibit A and any and all other real or personal property from time to time covered by the Lease and included within the "Leased Property" as defined therein are hereinafter collectively referred to as the "Property".)

B. BNPLC is also concurrently herewith receiving a separate environmental indemnity from Informix pursuant to an Environmental Indemnity Agreement (as from time to time supplemented, amended or restated, the "Environmental Indemnity") between Informix and BNPLC dated as of the date hereof.

C. As a condition to BNPLC's acquisition of any of the land described in Exhibit A, BNPLC requires the agreements of Informix, on and subject to the terms and conditions set out herein, to protect BNPLC against certain losses that BNPLC may suffer if (1) the value of the Property covered from time to time under the Lease is or becomes less than BNPLC's investment in such Property.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. As used herein, the terms "BNPLC", "Environmental Indemnity", "Informix", "Property" and "Lease" shall have the meanings indicated above; terms with initial capitals defined in the Lease and used but not defined herein shall have the meanings assigned to them in the Lease; and the terms listed immediately below shall have the following meanings:

"Applicable Purchaser" means any third party designated by Informix to purchase the interest of BNPLC in the Property as provided in Paragraph 2(a)(ii) below.

"Deposit Taker Losses" shall have the meaning assigned to it in the Pledge Agreement.

"Designated Sale Date" means the earlier of:

(1) December 31, 1998.

(2) the date specified as the effective date of termination of the Lease in any notice to BNPLC given by Informix pursuant to Paragraph 2 of the Lease;

(3) any Business Day designated by BNPLC in a written notice given by BNPLC to Informix when an Event of Default by Informix is continuing, provided the notice is given by BNPLC at least thirty (30) days before the Business Day so designated; or

(4) any Business Day designated by Informix in a written irrevocable and unconditional notice given by Informix to BNPLC pursuant to the last sentence of subparagraph 13(a) of the Lease (which concerns the right of Informix to cure certain Events of Default by delivering such a notice); provided, the Business Day so designated by Informix must be no earlier than sixty (60) days after the date of such notice, unless an Event of Default has occurred and is continuing on the date of such notice, in which case the Business Date so designated must be no earlier than fifteen (15) days after the date of such notice and no later than thirty
(30) days after the date of such notice.

If BNPLC sends a notice to Informix pursuant to the preceding clause (3) properly designating a Designated Sale Date, and Informix sends a notice to BNPLC pursuant to the preceding clause (2) or clause (4) properly designating a different Designated Sale Date, the earlier of the two dates so designated shall be the "Designated Sale Date" hereunder regardless of which notice was first sent.

"Direct Payments to Participants" means the amounts paid or required to be paid directly to Participants on the Designated Sale Date as provided in Section 6.2 of the Pledge Agreement at the direction of and for Informix by the collateral agent appointed pursuant to the Pledge Agreement from all or any part of the Collateral described therein.

"Fair Market Value" means the fair market value of the Property on or about the Designated Sale Date (calculated under the assumptions, whether or not then accurate, that Informix has maintained the Property in compliance with the Lease and all Applicable Laws [including Environmental Laws]; that Informix has completed the construction of any Improvements which was commenced prior to the Designated Sale Date; that all such Improvements are self-sufficient in the sense that any easements or offsite facilities needed for their use will be available at no additional cost to the owner of the Improvements; that Informix has repaired and restored the Property after any damage following fire or other casualty to the extent required by the Lease; that Informix has restored the remainder of the Property after any partial taking by eminent domain to the extent required by the Lease; that Informix has completed any contests of and paid any taxes due [other than Excluded Taxes] or other amounts secured by or allegedly secured by a lien against the Property; that no conditions or circumstances on or about the Property [such as the presence of an endangered species] is discovered that will impede the use or any development of the Property permitted by the Lease; that any use or development of the Property as permitted by the Lease will not be hindered or delayed because of the limited availability of utilities or water; that without undue cost or delay any purchaser paying fair market value for the Property can obtain any necessary permits or licenses needed to use the Property for the purposes permitted by the Lease; and that Informix has cured any title defects affecting the Property, all in accordance with the standards and requirements of the Lease as though the Lease were continuing in force), as determined by an independent MAI appraiser selected by BNPLC, which appraiser must have five (5) years or more experience appraising similar properties in northern California.

"Purchase Price" means an amount equal to Stipulated Loss Value outstanding on the Designated Sale Date, plus all costs and expenses (including appraisal costs, withholding taxes (if any) and reasonable Attorneys' Fees, as defined in the Lease) incurred in connection with any sale of the Property by BNPLC hereunder or in connection with collecting sales proceeds due hereunder, less the aggregate amounts (if any) of Direct Payments to Participants and Deposit Taker Losses.

"Remarketing Notice" shall have the meaning assigned to it in Paragraph 2(b)(1) below.

"Required Documents" means the grant deed and other documents that BNPLC must tender pursuant to Paragraph 3 below.

"Shortage Amount" means any amount payable to BNPLC by Informix, rather than by the Applicable Purchaser, pursuant to clause 2(a)(ii) below.

2.  Informix's Options and Obligations on the Designated Sale Date.

(a) Choices. On the Designated Sale Date, regardless of whether an Event of Default shall have occurred and be continuing, Informix shall have the right and the obligation to either:

(i) purchase BNPLC's interest in the Property and in Escrowed Proceeds, if any, for a net cash price equal to the Purchase Price; or

(ii) cause the Applicable Purchaser to purchase BNPLC's interest in the Property and in Escrowed Proceeds, if any, for a net cash price set by Informix, but in no event shall Informix set a net cash price below the lesser of (a) the Fair Market Value of the Property, (b) fifteen percent (15%) of Stipulated Loss Value outstanding immediately prior to the purchase or (c) the Purchase Price. If, however, pursuant to the preceding sentence Informix sets a net cash price below fifteen percent (15%) of Stipulated Loss Value and below the Purchase Price, BNPLC may elect to keep the Property and any Escrowed Proceeds rather than sell to the Applicable Purchaser, in which case Informix shall pay BNPLC an amount equal to (A) eighty-five percent (85%) of Stipulated Loss Value, less (B) the sum of (x) any Escrowed Proceeds then held and to be retained by BNPLC, (y) any Direct Payments to Participants and (z) any Deposit Taker Losses. Unless BNPLC elects to keep the Property pursuant to the preceding sentence, Informix must make a supplemental payment to BNPLC on the Designated Sale Date equal to the excess (if any) of the Purchase Price over the net cash price actually paid to BNPLC on the Designated Sale Date by the Applicable Purchaser for
BNPLC's interest in the Property and in Escrowed Proceeds, if any. However, provided no Event of Default has occurred and is continuing under the Lease, and provided further that neither Informix nor any Applicable Purchaser has failed to pay any amount required to be paid by this Agreement on the date such amount first became due, any supplemental payment required by the preceding sentence shall not exceed
(1) eighty-five percent (85%) of Stipulated Loss Value on the Designated Sale Date, less (2) any Direct Payments to Participants and any Deposit Taker Losses. Any supplemental payment payable to BNPLC by Informix, rather than by the Applicable Purchaser, pursuant to this clause (ii) is hereinafter referred to as the "Shortage Amount." If the net cash price actually paid by the Applicable Purchaser to BNPLC exceeds the Purchase Price and all other sums that are then due from Informix to BNPLC, Informix shall be entitled to such excess.

If any amount payable to BNPLC pursuant to this subparagraph 2(a) is not actually paid to BNPLC on the Designated Sale Date, Informix shall pay interest on the past due amount computed at the Default Rate from the Designated Sale Date. However, Tenant shall be entitled to a reduction of the interest required by the preceding sentence equal to the Base Rent, if any, paid by Tenant as provided in Paragraph 17 of the Lease for any holdover period after the Designated Sale Date.

(b) Election by Informix. Informix shall have the right to elect whether it will satisfy the obligations set out in clause (i) or (ii) of the preceding Paragraph 2(a); provided, however, that the following conditions are satisfied:

(i) To give BNPLC the opportunity to have the Fair Market Value determined by an appraiser as provided in the definition of Fair Market Value above before the Designated Sale Date, Informix must, unless Informix concedes that Fair Market Value will not be less than fifteen percent (15%) of Stipulated Loss Value on the Designated Sale Date, provide BNPLC with a Remarketing Notice. "Remarketing Notice" means a notice given by Informix to BNPLC (and to each of the Participants) no earlier than one hundred eighty (180) days before the Designated Sale Date and no later than ninety (90) days before the Designated Sale Date, specifying that Informix does not concede that the Fair Market Value is equal to or greater than fifteen percent (15%) of the Stipulated Loss Value. A Remarketing Notice will be required only if Informix does not concede that Fair Market Value will equal or exceed fifteen percent (15%) of Stipulated Loss Value on the Designated Sale Date. But if for any reason (including but not limited to any acceleration of the Designated Sale Date pursuant to clauses (2), (3) or (4) of the definition of Designated Sale Date above) Informix fails to provide a Remarketing Notice within the time periods specified in the definition of Remarketing Notice above, Fair Market Value shall, for purposes of this Agreement, be deemed to be no less than fifteen percent (15%) of Stipulated Loss Value on the Designated Sale Date.

(ii) To give BNPLC the opportunity to prepare the Required Documents before the Designated Sale Date, Informix must, if it is to elect to satisfy the obligations set forth in clause (ii) of Paragraph 2(a), irrevocably specify an Applicable Purchaser in notice to BNPLC given at least seven (7) days prior to the Designated Sale Date. If for any reason Informix fails to so specify an Applicable Purchaser, Informix shall be deemed to have irrevocably elected to satisfy the obligations set forth in clause (i) of Paragraph 2(a).

(c) Termination of Informix's Option To Purchase. Without limiting BNPLC's right to require Informix to satisfy the obligations imposed by Paragraph 2(a), Informix shall have no further option hereunder to purchase the Property if either:

(i)  Informix shall have elected to satisfy its obligations under clause
(ii) of Paragraph 2(a) on the Designated Sale Date and BNPLC shall have elected to keep the Property in accordance with clause (ii) of Paragraph 2(a); or

(ii) Informix shall have failed on the Designated Sale Date to make or cause to be made all payments to BNPLC required by this Agreement or by the Lease and such failure shall have continued beyond the thirty (30) day period for tender specified in the next sentence.

If BNPLC does not receive all payments due under the Lease and all payments required hereunder on the Designated Sale Date, Informix may nonetheless tender to BNPLC the full Purchase Price and all amounts then due under the Lease, together with interest on the total Purchase Price computed at the Default Rate from the Designated Sale Date to the date of tender, and if presented with such a tender within thirty (30) days after the applicable Designated Sale Date, BNPLC must accept it and promptly thereafter deliver any Escrowed Proceeds and a deed and all other Required Documents listed in Paragraph 3.

(d) Payment to BNPLC. All amounts payable under the preceding Paragraphs 2(a) or 2(c) by Informix and, if applicable, by the Applicable Purchaser must be paid directly to BNPLC, and no payment on behalf of or for the account of BNPLC to any other party shall be effective for the purposes of this Agreement. In addition to the payments required under Paragraph 2(a) hereunder, on the Designated Sale Date Informix must pay all amounts then due to BNPLC under the Lease. BNPLC will remit any excess amounts due Informix pursuant to the last sentence of clause (ii) of Paragraph 2(a) promptly after BNPLC's receipt of the same and in no event later than thirty (30) days thereafter.

(e) Effect of Options on Subsequent Title Encumbrances. It is the intent of BNPLC and Informix that any conveyance of the Property to Informix or any Applicable Purchaser pursuant to this Agreement shall cut off and terminate any interest in the Property claimed by, through or under BNPLC, including the Participants (but not any unsatisfied obligations to BNPLC under the Lease, the Environmental Indemnity or this Agreement), including but not limited to any Prohibited Encumbrances (as defined in the Lease) and any leasehold or other interests conveyed by BNPLC in the ordinary course of BNPLC's business. Anyone accepting or taking any interest in the Property by or through BNPLC after the date of this Agreement shall acquire such interest subject to the rights and options granted Informix hereby. Further, Informix and any Applicable Purchaser shall be entitled to pay any payment required by this Agreement for the purchase of the Property directly to BNPLC notwithstanding any actual or attempted prior conveyance or assignment by BNPLC, voluntary or otherwise, of any right or interest in this Agreement or the Property; neither Informix nor any Applicable Purchaser shall be responsible for the proper distribution or application of any such payments by BNPLC; and any such payment to BNPLC shall discharge the obligation of Informix to cause such payment to be made to all Persons claiming an interest in such payment.

3. Terms of Conveyance Upon Purchase. Immediately after receipt of all payments to BNPLC required pursuant to the preceding Paragraph 2, BNPLC must, unless it is to keep the Property as permitted by Paragraph 2(a)(ii), (A) deliver Escrowed Proceeds, if any, and (b) convey the interest in the Property received by BNPLC pursuant to the Existing Contract (save and except any interest in or any part of the Property previously taken by eminent domain) by grant deed to Informix or the Applicable Purchaser, as the case may be, subject only to the Permitted Encumbrances (as defined in the Lease) and any other encumbrances that do not constitute Prohibited Encumbrances. However, such conveyance shall not include the right to receive any payment then due BNPLC or that may thereafter become due to BNPLC under the Lease, the Environmental Indemnity or this Agreement because of any expense or liability incurred by BNPLC resulting in whole or in part from events or circumstances occurring before such conveyance. All costs of such purchase and conveyance of every kind whatsoever, both foreseen and unforeseen, shall be the responsibility of the Applicable Purchaser or Informix , and the form of grant deed used to accomplish such conveyance shall be substantially in the form attached as Exhibit B. With such grant deed, BNPLC shall also tender to Informix or the Applicable Purchaser, as the case may be, the following, each fully executed and, where appropriate, acknowledged on BNPLC's behalf by an officer of
BNPLC: (1) a Preliminary Change of Ownership Report in the form attached as Exhibit C, (2) a Bill of Sale and Assignment of Contract Rights and Intangible Assets in the form attached as Exhibit D, (3) an Acknowledgment of Disclaimer of Representations and Warranties, in the form attached as Exhibit E, which Informix or the Applicable Purchaser must execute and return to BNPLC, (5) a Documentary Transfer Tax Request in the form attached as Exhibit F, (6) a Secretary's Certificate in the form attached as Exhibit G, (7) a letter to the title insurance company insuring title to the Property in the form attached as Exhibit H, (8) a certificate concerning tax withholding in the form attached as Exhibit I, and (9) if applicable, an Indemnity for Prohibited Encumbrances in the form attached hereto as Exhibit J. The Indemnity for Prohibited Encumbrances described in the preceding sentence shall be required if, but only if, before the other Required Documents are tendered by BNPLC in accordance with this Agreement, Informix shall have identified, provided a written list to BNPLC of, and been unable to obtain a commitment for title insurance against, any title encumbrances that Informix believes in good faith may constitute Prohibited Encumbrances and that, if valid, would constitute Prohibited Encumbrances. Any such Indemnity will be completed by attaching a list of such identified encumbrances as Annex B thereto.

4.  Survival of Informix's Obligations.

(a) Status of this Agreement. Except as expressly provided herein, this Agreement shall not terminate, nor shall Informix or BNPLC or any of their successors or assigns have any right to terminate this Agreement, nor shall Informix be entitled to any reduction of the Purchase Price hereunder, nor shall the obligations of Informix or BNPLC hereunder (including the obligations of Informix to BNPLC under Paragraph 2) be affected by reason of (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of or damage to the Property or any portion thereof under the power of eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Informix's use of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Informix or any party claiming under Informix by paramount title or otherwise (provided, if Informix is wrongfully evicted by BNPLC or by any third party exercising its rights under a Prohibited Encumbrance, then Informix will have the remedies described in the last sentence of this Paragraph), (v) Informix's prior acquisition or ownership of any interest in the Property, (vi) any default on the part of BNPLC under this Agreement, the Lease or any other agreement to which BNPLC is a party, or (vii) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Informix hereunder (including Informix's obligation to make payments under - and, if applicable, to cause the Applicable Purchaser to make payments under Paragraph 2) shall be separate and independent of the covenants and agreements of BNPLC. Accordingly, subject only to the tender by BNPLC of Required Documents and of any Escrowed Proceeds (if such tender is not excused because of an election by BNPLC to keep the Property under Paragraph 2(a)(ii)), the Purchase Price and the Shortage Amount, as the case may be under Paragraph 2, shall continue to be payable in all events, and the obligations of Informix hereunder shall continue unaffected by any breach of this Agreement by BNPLC. However, nothing in this subparagraph, nor the performance without objection by Informix of its obligations hereunder, shall be construed as a waiver by Informix of any right Informix may have at law or in equity, following (A) any failure by BNPLC to tender any Escrowed Proceeds or a grant deed and the other Required Documents as required by Paragraph 3 (if such tender is not excused because of an election by BNPLC to keep the Property under Paragraph 2(a)(ii)) upon the tender by Informix or the Applicable Purchaser of the payments required by Paragraph 2 and of the other documents to be executed in favor of BNPLC at the closing of the sale hereunder, or (B) any failure by BNPLC to remove all Prohibited Encumbrances before conveying the Property pursuant to this Agreement,
(i) to recover monetary damages proximately caused by such failure of BNPLC if BNPLC does not cure the failure within thirty (30) days after Informix demands a cure by written notice to BNPLC, or (ii) to obtain a decree compelling specific performance of BNPLC's obligation hereunder.

(b) Remedies Under the Lease and the Environmental Indemnity. No repossession of or re-entering upon the Property or exercise of any other remedies available under the Lease or the Environmental Indemnity shall relieve Informix of its liabilities and obligations hereunder, all of which shall survive the exercise of remedies under the Lease and Environmental Indemnity. Informix acknowledges that the consideration for this Agreement is separate and independent of the consideration for the Lease and the Environmental Indemnity, and Informix's obligations hereunder shall not be affected or impaired by any event or circumstance that would excuse Informix from performance of its obligations under the Lease or the Environmental Indemnity.

5. Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNPLC is intended to be exclusive of any other right or remedy BNPLC has with respect to the Property, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies available under this Agreement, either party shall be entitled, to the extent permitted by applicable law, to a decree compelling performance of any of the other party's agreements hereunder.

6. No Implied Waiver. The failure of either party to this Agreement to insist at any time upon the strict performance of any covenant or agreement of the other party or to exercise any remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. The waiver by either party of or redress for any violation of any term, covenant, agreement or condition contained in this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver by either party shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by BNPLC of any payment hereunder with knowledge of the breach of this Agreement shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the waiving party.

7. Attorneys' Fees and Legal Expenses. If either party commences any legal action or other proceeding to enforce any of the terms of this Agreement or the documents and agreements referred to herein, or because of any breach by the other party or dispute hereunder or thereunder, the successful or prevailing party, shall be entitled to recover from the nonprevailing party all Attorneys' Fees incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any such Attorneys' Fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from such judgment, and the obligation for such Attorneys' Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.

8. Estoppel Certificate. Informix and BNPLC will each, upon not less than twenty (20) days' prior written request by the other, execute, acknowledge and deliver to the requesting party a written statement certifying that this Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge. Any such statement may be relied upon by any Participant or prospective purchaser or assignee of BNPLC with respect to the Property. Neither Informix nor BNPLC shall be required to provide such a certificate more frequently than once in any six month period; provided, however, that if either party determines that there is a significant business reason for requiring a current certificate, including, without limitation, the need to provide such a certificate to a prospective purchaser or assignee, the other shall provide a certificate upon request whether or not it had provided a certificate within the prior six month period.

9. Notices. Each provision of this Agreement referring to the sending, mailing or delivery of any notice or referring to the making of any payment to BNPLC, shall be deemed to be complied with when and if the following steps are taken:

(a) All payments required to be made by Informix or the Applicable Purchaser to BNPLC hereunder shall be paid to BNPLC in immediately available funds by wire transfer to:


Federal Reserve Bank of San Francisco
Account: Banque Nationale de Paris
ABA #: 121027234
Reference:  Informix (Freedom Circle Property)

or at such other place and in such other manner as BNPLC may designate in a notice to Informix (provided BNPLC will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to all payments to BNPLC under this Agreement. Any payments required to be made by BNPLC to Informix pursuant to the last sentence of clause
(ii) of Paragraph 2(a) shall be paid to Informix in immediately available funds by wire by wire transfer to: Informix Software, Inc., Account No.: 12330-09815, Bank of America, 1850 Gateway Boulevard, Concord, California 94520, ABA#: 121000358; or as Informix may otherwise direct by written notice sent to Agent in accordance herewith (provided Informix will not unreasonably designate a method of payment other than wire transfer).

(b) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

Address of BNPLC:

BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201
Attention: Lloyd Cox
Telecopy: (214) 969-0060

With a copy to:

Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention:Jennifer Cho
  or Rafael Lumanlan
Telecopy: (415) 296-8954

And with a copy to:

Clint Shouse
Thompson & Knight, P.C.
1700 Pacific Avenue
Suite 3300
Dallas, Texas 75201
Telecopy: (214) 969-1550

Address of Informix:

INFORMIX CORPORATION
4100 Bohannon Drive
Menlo Park , California 94025
Attn: Treasurer
Telecopy: (415) 926-6564

With a copy to:

Wilson, Sonsini, Goodrich & Rosati
650 Page Mill
Palo Alto, California  94304-1050
Attention:  Real Estate Department/BOB
Telecopy: (415) 493-6811

10. Severability. Each and every covenant and agreement of Informix contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Further, the obligations of Informix hereunder, to the maximum extent possible, shall be deemed to be separate, independent and in addition to, not in lieu of, the obligations of Informix under the Lease. In the event of any inconsistency between the terms of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall control.

11. Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

12. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

13. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

14. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OR CHOICE OF LAWS.

15. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Informix and BNPLC and their respective permitted successors and assigns and shall inure to the benefit of Informix and BNPLC and all permitted transferees, mortgagees, successors and assignees of Informix and BNPLC with respect to the Property; provided, that the rights of BNPLC hereunder shall not pass to Informix or any Applicable Purchaser or any subsequent owner claiming through them. Prior to the Designated Sale Date BNPLC may transfer, assign and convey, in whole or in part, the Property and any and all of its rights under this Agreement and the other Purchase Documents (subject to the terms of this Agreement) by any conveyance that constitutes a Permitted Transfer, but not otherwise. If BNPLC sells or otherwise transfers the Property and assigns its rights under this Agreement, the other Purchase Documents and the Lease pursuant to a Permitted Transfer, then to the extent BNPLC's successor in interest confirms its liability for the obligations imposed upon BNPLC by this Agreement, the other Purchase Documents and the Lease on and subject to the express terms set out herein and therein, BNPLC shall thereby be released from any further obligations hereunder or thereunder, and Informix will look solely to each successor in interest of BNPLC for performance of such obligations.

16. WAIVER OF JURY TRIAL. BNPLC AND INFORMIX EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LEASE, THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Informix and BNPLC each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Informix and BNPLC each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE, THIS AGREEMENT OR THE ENVIRONMENTAL INDEMNITY. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

17. Income Tax Reporting. BNPLC and Informix intend this Agreement and the Lease to have a form for income taxes which is different than the form of this Agreement and the Lease for other purposes, and thus the parties acknowledge and agree as follows:

(i) For purposes of determining their respective federal, state and local income tax obligations, BNPLC and Informix believe and intend that this Agreement and the Lease constitute a financing arrangement or conditional sale. Both BNPLC and Informix agree to report this Agreement and the Lease as a financing arrangement or conditional sale on their respective income tax returns (the "Required Reporting"), unless such Required Reporting is challenged in writing by the Internal Revenue Service or another governmental authority with jurisdiction (a "Tax Challenge"). Consistent with the foregoing, BNPLC and Informix expect that Informix (and not BNPLC) shall be treated as the true owner of the Property for income tax purposes, thereby entitling Informix (and not BNPLC) to take depreciation deductions and other tax benefits available to the owner. Informix shall also report all interest earned on Escrowed Proceeds or any collateral pledged pursuant to the Purchase Documents as Informix's income for federal, state and local income tax purposes. REFERENCES IN THIS AGREEMENT OR IN THE LEASE TO A "LEASE" OF THE "PROPERTY" ARE NOT INTENDED FOR INCOME TAX PURPOSES TO REFLECT THE INTENT OF BNPLC OR INFORMIX AS TO THE FORM OF THE TRANSACTIONS COVERED BY, OR THE PROPER CHARACTERIZATION OF, THIS AGREEMENT AND THE LEASE.

(ii) For all other purposes, including the determination of the appropriate financial accounting for this Agreement and the determination of their respective rights and remedies under state law, BNPLC and Informix believe and intend that (i) the Lease constitutes a true Lease, not a mere financing arrangement, enforceable in accordance with its express terms (and neither this Paragraph 17 nor the provisions referencing this Paragraph on the title page of this Agreement nor the corresponding provisions in the Lease are intended to affect the enforcement of any other provisions of this Agreement or the Lease) and
(ii) this Agreement shall constitute a separate and independent contract, enforceable in accordance with the express terms and conditions set forth herein. In this regard, Informix acknowledges that Informix asked BNPLC to participate in the transactions evidenced by this Agreement and the Lease as a landlord and owner of the Property, not as a lender. Although other transactions might have been used to accomplish similar results, Informix expects to receive certain material accounting and other advantages through the use of a lease transaction. Accordingly, and notwithstanding the Required Reporting for income tax purposes, Informix cannot equitably deny that this Agreement and the Lease should be construed and enforced in accordance with their respective terms, rather than as a mortgage or other security device, in any action brought by BNPLC to enforce this Agreement or the Lease.

In the event of a Tax Challenge, BNPLC and Informix shall each provide to the other copies of all notices from the Internal Revenue Service or any other governmental authority presenting the Tax Challenge. Further, before changing from the Required Reporting because of a Tax Challenge, BNPLC and Informix shall each consider in good faith any reasonable suggestions received from the other party to this Agreement about an appropriate response to the Tax Challenge; provided, however, that the suggestions are set forth in a notice delivered no later than thirty Business Days after the suggesting party is first notified of the Tax Challenge; and, provided further, that when presented with a Tax Challenge, BNPLC shall have the right to change from the Required Reporting rather than participate in any litigation or other legal proceeding against the Internal Revenue Service or another governmental authority. In any event, Informix shall indemnify BNPLC and defend and hold BNPLC harmless from and against all Losses imposed on or asserted against or incurred by BNPLC by reason of, in connection with or arising out of any such challenge or any resulting recharacterization of this Agreement or the Lease required by the Internal Revenue Service or another governmental authority, including any additional taxes that may become due upon any sale under this Agreement, to the extent (if any) that such Losses are not offset by tax savings to BNPLC resulting from additional depreciation deductions or other tax benefits of the recharacterization.

18.  Security for Informix's Obligations; Return of Collateral and
Escrowed Proceeds.   Informix's obligations under this Agreement are
secured by the Pledge Agreement, reference to which is hereby made for a description of the Collateral covered thereby and the rights and
remedies provided to BNPLC thereby.   Although the collateral agent and
the custodian appointed for BNPLC as provided in the Pledge Agreement shall be entitled to hold all Collateral as security for the full and faithful performance by Informix of Informix's covenants and obligations under this Agreement, the Collateral shall not be considered an advance payment of the Purchase Price or any Shortage Amount or a measure of BNPLC's damages should Informix breach this Agreement. If Informix does breach this Agreement and fails to cure the same within any time specified herein for the cure, BNPLC may, from time to time, without prejudice to any other remedy and without notice to Informix, require the collateral agent and the custodian to immediately apply the proceeds of any disposition of the Collateral (and any cash included in the Collateral) to amounts then due hereunder from Informix. BNPLC shall be entitled to return any Collateral not sold or used to satisfy the obligations secured by the Pledge Agreement directly to Informix notwithstanding any prior actual or attempted conveyance or assignment by Informix, voluntary or otherwise, of any right to receive the same; neither BNPLC not the collateral agent named in the Pledge Agreement shall be responsible for the proper distribution or application by Informix of any such Collateral returned to Informix; and any such return of Collateral to Informix shall discharge any obligation of BNPLC to deliver such Collateral to all Persons claiming an interest in the Collateral. Further, BNPLC shall be entitled to deliver any Escrowed Proceeds it holds on the Designated Sale Date directly to Informix or to any Applicable Purchaser purchasing BNPLC's interest in the Property and the Escrowed Proceeds pursuant to this Agreement notwithstanding any prior actual or attempted conveyance or assignment by Informix, voluntary or otherwise, of any right to receive the same; BNPLC shall not be responsible for the proper distribution or application by Informix or any Applicable Purchaser of any such Escrowed Proceeds paid over to Informix or the Applicable Purchaser; and any such payment of Escrowed Proceeds to Informix or an Applicable Purchaser shall discharge any obligation of BNPLC to deliver the same to all Persons claiming an interest therein.

19. Security for BNPLC's Obligations. To secure Informix's right to recover any damages caused by a breach of Paragraph 3 by BNPLC, including any such breach caused by a rejection or termination of this Agreement in any bankruptcy or insolvency proceeding instituted by or against BNPLC, as debtor, BNPLC does hereby grant to Informix a lien and security interest against all rights, title and interests of BNPLC from time to time in and to the Property. Informix may enforce such lien and security interest judicially after any such breach by BNPLC, but not otherwise. Informix waives any right it has to seek a deficiency judgement against BNPLC in any action brought for a judicial foreclosure of such lien and security interest, and in connection therewith, BNPLC hereby acknowledges that it shall have no right of redemption following any such judicial foreclosure pursuant to Cal. Code Civ. Procedure
Section 729. Contemporaneously with the execution of this Agreement, Informix and BNPLC will execute a memorandum of this Agreement which is in recordable form and which specifically references the lien granted in this Paragraph, and Informix shall be entitled to record such memorandum at any time prior to the Designated Sale Date.

20.  Not a Partnership, Etc.   NOTHING IN THIS PURCHASE AGREEMENT IS
INTENDED TO BE OR TO CREATE ANY PARTNERSHIP, JOINT VENTURE, OR OTHER JOINT ENTERPRISE BETWEEN BNPLC AND INFORMIX. NEITHER THE EXECUTION OF THIS PURCHASE AGREEMENT NOR THE ADMINISTRATION OF THIS PURCHASE AGREEMENT OR OTHER DOCUMENTS REFERENCED HEREIN BY BNPLC, NOR ANY OTHER RIGHT, DUTY OR OBLIGATION OF BNPLC UNDER OR PURSUANT TO THIS PURCHASE AGREEMENT OR SUCH DOCUMENTS IS INTENDED TO BE OR TO CREATE ANY FIDUCIARY OBLIGATIONS OF BNPLC TO INFORMIX.


     [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

"BNPLC"

BNP LEASING CORPORATION, a Delaware corporation


By: /s/Lloyd G. Cox
   Lloyd G. Cox, Vice President

[Continuation of signature pages to Purchase Agreement dated to be effective January 6, 1997]



"Informix"

INFORMIX CORPORATION, a Delaware corporation


By: /s/ Margaret Brauns
   Margaret Brauns, Vice President and Treasurer

     Exhibit A

     Legal Description

REAL PROPERTY in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map being a resubdivision of lands of Marriott Corporation, Successor by Merger to Fespar Enterprises, Inc., and Marriott Hotels, Inc., and Stephen & Mary Dorcich as shown on Record of Survey recorded on January 12, 1977 in Book 386 of Maps, at Page 54, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on December 29, 1977 in Book 410 of Maps, at Pages 29 and 30.

PARCEL TWO:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map being all of Parcel 3, as shown on that certain `Parcel Map', recorded in Book 410 of Maps, at Pages 29 and 30, Santa Clara County Records", which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on May 18, 1979 in Book 442 of Maps, at Page 8.

PARCEL THREE:

All of Parcel 6, as shown upon that certain Map entitled, "Parcel Map being a Resubdivision of lands of Marriott Corporation, Successor by Merger to Fespar Enterprises, Inc., and Marriott Hotels, Inc., and Stephen & Mary Dorcich as shown on Record of Survey recorded on January 12, 1977 in Book 386 of Maps, at Page 54, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on December 29, 1977 in Book 410 of Maps, at Pages 29 and 30.

PARCEL FOUR:

All of Parcel 1, as shown upon that certain Map entitled, "Parcel Map being all of Parcel 3, as shown on that certain `Parcel Map', recorded in Book 410 of Maps, at Pages 29 and 30, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on May 18, 1979 in Book 442 of Maps, at Page 8.


     Exhibit B


     CORPORATION GRANT DEED



RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

NAME:          [Informix Corporation or the Applicable Purchaser]
ADDRESS:     ___________________
ATTN:        ___________________
CITY:        ___________________
STATE:       ___________________
Zip:         ___________________

MAIL TAX STATEMENTS TO:

NAME:          [Informix Corporation or the Applicable Purchaser]
ADDRESS:     ___________________
ATTN:        ___________________
CITY:        ___________________
STATE:       ___________________
Zip:         ___________________

     CORPORATION GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), hereby grants to [Informix or the Applicable Purchaser] the land situated in the County of Santa Clara, State of California, described on Annex A attached hereto and hereby made a part hereof, together with the improvements currently located on such land and any easements, rights-of-way, privileges, appurtenances and other rights pertaining to such land; provided, however, that this grant is subject to the following, as well as the Permitted Encumbrances described on Annex B:

1.     Real Estate Taxes not yet due and payable;
2.     General or Special Assessments payable after the date hereof;
3. Liens, claims, easements, covenants, restrictions, encumbrances and other matters of record;
4.     Zoning ordinances and regulations;
5. Public Utility Drainage and Highway easements, whether or not of record;
6.     Rights of parties in possession; and
7. Encroachments, variations in area or in measurements, boundary line disputes, roadways and other matters not of record which would be disclosed by a survey and inspection of the property conveyed hereby.


BNP LEASING CORPORATION



Date: As of ____________                By:
                                           Its: Vice President



Attest:
       Its: Assistant Secretary





STATE OF TEXAS               )
                             )  SS
COUNTY OF DALLAS             )


On ___________________ before me,                                    ,
personally appeared                       and                        ,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.




Signature


     Annex A

     LEGAL DESCRIPTION

REAL PROPERTY in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map being a resubdivision of lands of Marriott Corporation, Successor by Merger to Fespar Enterprises, Inc., and Marriott Hotels, Inc., and Stephen & Mary Dorcich as shown on Record of Survey recorded on January 12, 1977 in Book 386 of Maps, at Page 54, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on December 29, 1977 in Book 410 of Maps, at Pages 29 and 30.

PARCEL TWO:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map being all of Parcel 3, as shown on that certain `Parcel Map', recorded in Book 410 of Maps, at Pages 29 and 30, Santa Clara County Records", which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on May 18, 1979 in Book 442 of Maps, at Page 8.

PARCEL THREE:

All of Parcel 6, as shown upon that certain Map entitled, "Parcel Map being a Resubdivision of lands of Marriott Corporation, Successor by Merger to Fespar Enterprises, Inc., and Marriott Hotels, Inc., and Stephen & Mary Dorcich as shown on Record of Survey recorded on January 12, 1977 in Book 386 of Maps, at Page 54, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on December 29, 1977 in Book 410 of Maps, at Pages 29 and 30.

PARCEL FOUR:

All of Parcel 1, as shown upon that certain Map entitled, "Parcel Map being all of Parcel 3, as shown on that certain `Parcel Map', recorded in Book 410 of Maps, at Pages 29 and 30, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on May 18, 1979 in Book 442 of Maps, at Page 8.

     Annex B

     Permitted Encumbrances

[NOTE: TO THE EXTENT THAT SPECIFIC ENCUMBRANCES (OTHER THAN "PROHIBITED ENCUMBRANCES") ARE IDENTIFIED IN ADDITION TO THOSE DESCRIBED BELOW, SUCH ADDITIONAL ENCUMBRANCES WILL BE ADDED TO THE LIST BELOW AND THIS "NOTE" WILL BE DELETED BEFORE THIS DEED IS ACTUALLY EXECUTED AND DELIVERED BY BNPLC. UCH ADDITIONAL ENCUMBRANCES WOULD INCLUDE ANY NEW ENCUMBRANCES APPROVED BY BNPLC AS "PERMITTED ENCUMBRANCES" FROM TIME TO TIME BECAUSE OF INFORMIX'S REQUEST FOR BNPLC'S CONSENT OR APPROVAL TO AN ADJUSTMENT AS PROVIDED IN THE LEASE.]

This conveyance is subject to any encumbrances that do not constitute "Prohibited Encumbrances" (as defined in the Lease referenced in the Purchase Agreement pursuant to which this Deed is being delivered), including general and special taxes and assessments, and including the following matters to the extent the same are still valid and in force:

1. The fact that the ownership of said land does not include any right of ingress or egress to or from the highway contiguous thereto, said right having been relinquished by deed

From:     Marriott Hotels, Inc., a Delaware Corporation

To:       The City of Santa Clara, California, A Municipal Corporation

Recorded: May 28, 1974 in Book 0915 at Page 395 of Official Records of Santa Clara County, California


Said matter affects:  Parcels Two, Three and Four


2. An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,


In Favor Of:          City of Santa Clara, California, A Municipal
                       Corporation
Recorded:             June 11, 1975 in Book B457 at Page 125 Official
                       Records of Santa Clara County, California

(A)     For:           Wire Clearance Easement and Right-of-Way
        Affects:       The Easterly 5 feet of Parcels One and Two

(B)     For:           Right-of-Way and Maintenance Easement
        Affects:       A 5 foot strip of land immediately adjacent to
                        the easement described in (A) above.

(C)     For:           Installing, constructing, maintaining,
                        repairing and replacing underground
                        anchors
        Affects:       As follows:

A strip of land 2 feet in width and 15 feet in length, the centerline of said strip being a line bearing South 86 deg 06' 57" West from the Northerly terminus of that course North 0 deg 02' 09" West 469.34 feet in the boundary description of the thereinabove described Parcel 1, the Easterly terminus being the Westerly line of thereinabove described Parcel 3.A strip of land 2 feet in width and 15 feet in length, the centerline of said strip being a line bearing South 86 deg 21' 20" West from the Northerly terminus of that course North 7 deg 43' 57" West
400.11 feet in the boundary description of the thereinabove described Parcel 1, the Easterly terminus being said Westerly line of thereinabove described Parcel 3.

A strip of land 2 feet in width and 15 feet in length, the centerline of said strip being a line bearing North 87 deg 41' 54" West from the Northerly terminus of that course North 0 deg 26' 38" East 303.60 feet in the boundary description of the thereinabove described Parcel 1, the Easterly terminus being said Westerly line of thereinabove described Parcel 3.

Said matter affects:     Parcels One and Two

3. An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,


In Favor Of:  City of Santa Clara, California, A Municipal Corporation

For:          Storm Drainage Easements

Recorded:     July 14, 1977 in Book C992 at Page 1 Official Records of
               Santa Clara County, California

Affects:      As follows:

Beginning at a point on the Westerly line of the lands of the City of Santa Clara, A Municipal Corporation, as said lands are described as Parcel 1 in the Grant Deed, recorded on June 11, 1975 in Book B457 Official Records of Santa Clara County, at Page 125; said Point of Beginning being distant on said Westerly line North 0 deg 02' 09" West
33.39 feet from the Northeast corner of Parcel 2 as described in last said Grant Deed; thence from said Point of Beginning leaving last said line South 79 deg 45' 07" West 168.22 feet to a point on the general Northeasterly line of lands of the City of Santa Clara, A Municipal Corporation, as described in the Grant Deed recorded on May 28, 1974 in Book 0915 Official Records of Santa Clara, at Page 395; thence Northwesterly along last said line North 70 deg 14' 53" West 865.00 feet to a point thereon; thence leaving last said line North 19 deg 45' 07" East 35.00 feet; thence Southeasterly along a line parallel with and perpendicularly distant 35.00 feet Northeasterly from said general Northeasterly line of lands of the City of Santa Clara South 70 deg 14' 53" East 855.62 feet to a point thereon; thence leaving said parallel line North 79 deg 45' 07" East 165.14 feet to a point of the above mentioned Westerly line of lands of the City of Santa Clara described in Parcel 1; thence Southerly along last said line South 0 deg 02' 09" East
35.56 feet to the Point of Beginning.

Said matter affects:     Parcels One, Two and Four

4. An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,


In Favor Of:  City of Santa Clara, California, A Municipal Corporation

For:          Landscaping Purposes

Recorded:     July 14, 1977 in Book C992 at Page 12 Official Records of
               Santa Clara County, California

Affects:      The Easterly 10 feet of Parcel Three; the Northerly and
Westerly 10 feet of Parcel One; the Westerly 10 feet of Parcel Two; and the Northerly 10 feet of Parcel Four

5. An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,


In Favor Of:  City of Santa Clara, California, A Municipal Corporation

For:          Underground Electrical Easements

Recorded:     July 14, 1977 in Book C992 at Page 22 Official Records of
               Santa Clara County, California

Affects:      The Northerly and Westerly 10 feet of Parcel One; the
Northerly 10 feet of Parcel Four; the Westerly 10 feet of Parcel Two; and the Easterly 10 feet of Parcel Three

6. An unrecorded Agreement, affecting said land, for the purposes, stated herein, upon the terms, covenants and conditions referred to therein, between the parties named herein

For:           Real Estate Purchase Agreement

Dated:         October 27, 1977

Executed By:   Marriott Corporation, a Delaware corporation and Intel
               Corporation, a California corporation

Said Agreement, among other things, has conditions for special
Architectural Standards as to all parcels and conditions for the Sign Parcel and Easements described in said agreement affecting Parcel Four.

7. An easement affecting the portion of said land for the purposes stated herein, and incidental purposes, shown or dedicated by the Map recorded in Book 410 of Maps of Santa Clara County, California, at Pages 29 and 30:


For:           Proposed Sign Easement

Affects:       The Southeasterly portion of Parcel Four

The above easement was reserved for the benefit of Marriot Corporation, a corporation by Deed recorded December 30, 1977, in Book D380, Page 36, of Official Records of Santa Clara County, California.


8. An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,


In Favor Of:   City of Santa Clara, California, A Municipal Corporation

For:           Street and Utility Purposes

Recorded:      April 11, 1979 in Book E409 at Page 570 Official Records
                of Santa Clara County, California

Affects:       As follows:

All that certain Parcel of land lying within Parcel 6 of the Parcel Map filed for Record December 29, 1977 in Book 410 of Maps, Pages 29 & 30, in the Records of Santa Clara County, California, being more particularly described as follows:

Beginning at the Northwest corner of said Parcel 6:

Thence North 89 deg. 44' 31" East, along the Northerly line of said Parcel 6, a distance of 640.02 feet, to the Northeast corner of said Parcel 6;

Thence, South 0 deg. 02' 19" West, along the Easterly line of said Parcel 6, a distance of 35.86 feet to a non-tangent curve concave to the Southwest having a radius of 35.00 feet and a beginning tangent bearing North 30 deg. 57' 51" West;

Thence, Northwesterly along said curve, 19.01 feet, through a central angle of 31 deg. 07' 02" to a non-tangent line parallel with and 23.00 feet Southerly of, measured at right angles to, said Northerly line of said Parcel 6;

Thence, South 89 deg. 44' 31" West, along said parallel line a distance of 620.80 feet, to the Westerly line of said Parcel 6;

Thence, North 17 deg. 37' 57" West along said Westerly line of Parcel 6, a distance of 17.46 feet;

Thence, continuing along said Westerly line of Lot 6, North 0 deg. 02' 46" West, 6.34 feet, to the point of beginning.

Said matter affects:     Parcel Three


9. An easement affecting the portion of said land for the purposes stated herein, and incidental purposes, shown or dedicated by the Map recorded in Book 442 of Maps of Santa Clara County, California, at Page 8

For:                  Underground Electrical Easement

Affects:              The Westerly portion of Said Land

Said matter affects:  Parcel Four

10. An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,


In Favor Of:          Marriott Corporation, a Delaware Corporation

For:                  Ingress and Egress to an existing sign

Recorded:             May 18, 1979 in Book E506 at Page 74 Official
                       Records of Santa Clara County, California

Affects:              As follows:

Commencing on the Southerly line of Freedom Circle at the Northerly common corner of Parcels 3 and 4 as said circle and Parcels are shown on that Parcel Map filed in Book 410 of Maps at Pages 29 and 30, Santa Clara County Records; thence Northeasterly along the Southerly line of Freedom Circle on a curve to the left with a radius of 336 feet through a central angle of 0 deg 54' 9" an arc distance of 5.29 feet to the True Point of Beginning of this description; thence from said True Point of Beginning continuing along said curve to the left with a radius of 336 feet through a central angle of 3 deg 38' 21" an arc distance of 21.34 feet; thence South 15 deg 11' 58" West 134.19 feet; thence South 14 deg 48' 02" East 40.00 feet; thence South 15 deg 11' 58" West 233.34 feet; thence South 70 deg 14' 53" East 207.87 feet to the Westerly line of a 50 foot by 40 foot sign easement as shown on the above mentioned parcel map; thence along the Westerly line of said 50 foot by 40 foot sign easement, South 19 deg 45' 07" West 20.00 feet to the Northerly line of a 35 foot wide storm drainage easement as shown on the above mentioned parcel map; thence along the Northerly line of said 35 foot wide storm drainage easement North 70 deg 14' 53" West 226.21 feet; thence North 15 deg 11' 58" East 246.30 feet; thence North 14 deg 48' 02" West 40.00 feet; thence North 15 deg 11' 58" East 131.73 feet to the Point of Beginning.

Said matter affects:     Parcel Four

11. A Lease, affecting the premises herein stated, executed by and between the parties named herein, for the term and upon the terms, covenants and conditions therein provided,


Dated:               July 17, 1978, amended on May 1, 1979 and on May
                      15, 1979

Lessor:              John Arrillaga, Trustee, or his successor trustee,
                      under Trust Agreement dated July 20, 1977 (John Arrillaga Separate Property Trust) as amended, and Richard T. Peery, Trustee, or his successor trustee, under Trust Agreement dated July 20, 1977 (Richard T. Peery Separate Property Trust)

Lessee: Pedro's Food Systems, Incorporated, a California Corporation and Peter S. Ramirez, Individually and Peter O. Ramirez, Individually, Jointly and
                      Severally

Term:                 Twenty-five (25) Years commencing on June 1, 1979

Disclosed by:         Short Form of Lease

Recorded:             May 18, 1979 in Book E506 At Page 82 Of Official
                      Records of Santa Clara County, California

Affects:              Parcel Four


An Assignment of the Lessee's interest in said lease was


Executed By:          Peter S. Ramirez, as individual (Ramirez), and
                      Pedro's Food Systems, Inc., a California
                      Corporation

To:                   Brookside Development, Inc., a California
                      Corporation ("BD"); and Michael R. Martinez, an individual ("Martinez"), Pedro's Management
                      Systems, Inc., a California Corporation

Recorded:             August 11, 1987 in Book K256 at Page 1114 of
                      Official Records of Santa Clara County, California

An un-recorded assignment of the lessee's interest in said lease was


Executed By:          Brookside Development, Inc., a California
                      Corporation and Michael R. Martinez and Pedro's
                      Management Systems Inc.

To:                   Pedro Management Systems, Inc.

Dated:                November 17, 1987

An un-recorded assignment of the lessee's interest in said lease was


Executed By:          Pedro Management Systems, Inc.

To:                   Golden State Restaurants, Inc.

Dated:                February 18, 1992

Memorandum of Amendment and Assignment of Ground Lease


Dated:                February 18, 1992

Executed By:          John Arrillaga, Trustee or his Successor Trustee,
under Trust Agreement dated July 20, 1977 ("John Arrillaga Separate Property Trust"), as amended and Richard T. Peery, Trustee or his Successor Trustee, under Trust Agreement dated July 20,
1977 ("Richard T. Peery Separate Property Trust") and Golden
State Restaurants, Inc.

Recorded:

February 20, 1992 in Book M054 at Page 0873 of Official
Records of Santa Clara County, California

No representation is made as to the present ownership of said leasehold or matters affecting the rights or interests of the lessor or lessee arising out of or occasioned by said lease.

12. Release Agreement and Covenant Not to Sue executed and acknowledged by Informix Corporation, a Delaware corporation ("Informix"), Peery Private Investment Company - WP, L.P., a California limited partnership, as to an undivided 1/4 interest, Peery Public Investment Company - WP, L.P., a California limited partnership, as to an undivided 1/4 interest, and John Arrillaga, Trustee, or Successor Trustee under Trust Agreement dated July 20, 1977 (The Arrillaga Family Trust) as amended, as to an undivided 2/4 interest (collectively, "P/A") and BNP Leasing Corporation, a Delaware corporation ("BNP") to be filed for record in the Official Records of Santa Clara County, California.

13. Agreement Containing Covenants Running with the Land executed and acknowledged by Informix, P/A and BNP to be filed for record in the Official Records of Santa Clara County, California.



EXHIBIT C


PRELIMINARY CHANGE OF OWNERSHIP REPORT (uncompleted form)


EXHIBIT D

BILL OF SALE, ASSIGNMENT OF CONTRACT
RIGHTS AND INTANGIBLE ASSETS


Reference is made to that certain ______________ dated _______, 1996
(the "Agreement") between Informix Corporation, a __________ Corporation, and _____________________, a ______________ ("Prior Owner"), pursuant to which Informix Corporation named BNP LEASING CORPORATION ("Assignor") as its designee and Prior Owner conveyed to Assignor the real property described in Annex A attached hereto (the "Property).

Assignor hereby sells, transfers and assigns unto [INFORMIX OR THE
APPLICABLE PURCHASER, AS THE CASE MAY BE], a _____________ ("Assignee"), all of Assignor's right, title and interest in and to the following property, if any, to the extent such property is assignable:

(a) any warranties, guaranties, indemnities and claims Assignor may have under the Agreement or under any document delivered by Prior Owner thereunder to the extent related to the Property;

(b) all licenses, permits or similar consents (excluding any prepaid utility reservations) from third parties to the extent related to the Property;

(c) any Escrowed Proceeds, as defined in that certain Purchase Agreement between Assignor and Informix Corporation dated as of January 6, 1997 (the "Purchase Agreement") (pursuant to which this document is being delivered), and any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property;

(d) any goods, equipment, furnishings, furniture, chattels and personal property of whatever nature that are located on or about the Property; and

(e) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges owned by Assignor and used solely in connection with, or relating solely to, the Property, including any such rights and privileges conveyed to Assignor pursuant to the Agreement; but excluding any rights or privileges of Assignor under (i) the Environmental Indemnity, as defined in the Purchase Agreement, (ii) the Lease, as defined in the Purchase Agreement, to the extent rights under the Lease relate to the period ending on the date hereof, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against claims of third parties as provided in the Lease which may not presently be known, and including rights to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (iii) agreements between Assignor and Participants, as defined in the Lease, or any modification or extension thereof, and (iv) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the Purchase Agreement.

Assignor does for itself and its heirs, executors and administrators, covenant and agree to warrant and defend the title to the property assigned herein against any Prohibited Encumbrances (as defined in the Lease described in the Purchase Agreement referenced above), but not otherwise.

Assignee hereby assumes and agrees to keep, perform and fulfill
Assignor's obligations, if any, relating to any permits or contracts, under which Assignor has rights being assigned herein.



Executed: _________________, _____.


ASSIGNOR:

BNP LEASING CORPORATION
a Delaware corporation



By:_______________________
Its:______________________


ASSIGNEE:

[INFORMIX, OR THE APPLICABLE PURCHASER],     a _________ corporation



By:________________________
Its:_______________________




ANNEX A

Legal Description


REAL PROPERTY in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map being a resubdivision of lands of Marriott Corporation, Successor by Merger to Fespar Enterprises, Inc., and Marriott Hotels, Inc., and Stephen & Mary Dorcich as shown on Record of Survey recorded on January 12, 1977 in Book 386 of Maps, at Page 54, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on December 29, 1977 in Book 410 of Maps, at Pages 29 and 30.

PARCEL TWO:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map being all of Parcel 3, as shown on that certain `Parcel Map', recorded in Book 410 of Maps, at Pages 29 and 30, Santa Clara County Records", which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on May 18, 1979 in Book 442 of Maps, at Page 8.

PARCEL THREE:

All of Parcel 6, as shown upon that certain Map entitled, "Parcel Map being a Resubdivision of lands of Marriott Corporation, Successor by Merger to Fespar Enterprises, Inc., and Marriott Hotels, Inc., and Stephen & Mary Dorcich as shown on Record of Survey recorded on January 12, 1977 in Book 386 of Maps, at Page 54, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on December 29, 1977 in Book 410 of Maps, at Pages 29 and 30.

PARCEL FOUR:

All of Parcel 1, as shown upon that certain Map entitled, "Parcel Map being all of Parcel 3, as shown on that certain `Parcel Map', recorded in Book 410 of Maps, at Pages 29 and 30, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on May 18, 1979 in Book 442 of Maps, at Page 8.


EXHIBIT E

Acknowledgment of Disclaimer of Representations and Warranties


THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "Certificate") is made as of ___________________, ____, by
[INFORMIX OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE], a
___________________ ("Grantee").

Contemporaneously with the execution of this Certificate, BNP Leasing Corporation, a Delaware corporation ("BNPLC"), is executing and delivering to Grantee (1) a Corporation Grant Deed and (2) a Bill of Sale, Assignment of Contract Rights and Intangible Assets (the foregoing documents and any other documents to be executed in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Subject Property").

Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Grantee acknowledges that BNPLC makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Subject Property, and Grantee, by acceptance of the Conveyancing Documents, accepts the Subject Property "AS IS," "WHERE IS," "WITH ALL FAULTS" and without any such representation or warranty by Grantor as to environmental matters, the physical condition of the Subject Property, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, Grantee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by the Conveyancing Documents, as are any warranties arising from a course of dealing or usage of trade. Grantee hereby assumes all risk and liability (and agrees that BNPLC shall not be liable for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subject Property, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the Misconduct of BNPLC or any Participant. For purposes hereof, "Misconduct" shall have the meaning assigned to it the Lease Agreement between BNPLC and Informix Corporation dated January 6, 1997. Such Lease Agreement is referenced in the Purchase Agreement of even date therewith between BNPLC and Informix Corporation, pursuant to which the Conveyancing Documents are being delivered.

The provisions of this Certificate shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that BNPLC is entitled to rely and is relying on this Certificate.

EXECUTED as of ________________, ____.

___________________________, a______________________
By:______________________________
   Name:_________________________
   Title:________________________


Exhibit F

Documentary Transfer Tax Request

ACCOUNTABLE FORM #

DATE:

To:          Santa Clara County Recorder

Subject:     REQUEST THAT DOCUMENTARY TRANSFER TAX DECLARATION BE MADE
IN ACCORDANCE WITH REVENUE CODE 11932.

Re:          Instrument Title:      Corporation Grant Deed

Name of Party Conveying Title:      BNP Leasing Corporation

The Documentary Transfer Tax is declared to be in the amount of $_______________ for the referenced instrument and is:

    Computed on full value of property conveyed.
    Computed on full value less liens/encumbrances remaining thereon at time of sale.

This separate declaration is made in accordance with _________________________________. It is requested that the amount paid be indicated on the face of the document after the permanent copy has been made.
Sincerely,

_______________________________________________________________
Individual (or his agent) who made, signed or issued instrument

PART I

RECORDING REFERENCE DATA:

Serial #                         Date Recorded

SEPARATE PAPER AFFIXED TO INSTRUMENT:

"Tax paid" indicated on the face of instrument and the separate request (DRA 3-A) was affixed for Recorder by:

Date
Documentary Transfer Tax Collector

Witnessed by:                          Date
             Mail Clerk

     (Note:  Prepare photo for Recorder file.)



PART II     ACCOUNTABLE FORM #


REFERENCE DATA:  Title:

Serial:                 Date:

INSTRUCTIONS:

1.     This slip must accompany document.
2. Mail Clerk hand carry document to Tax Collector to indicate the amount of tax paid.


     EXHIBIT G

     SECRETARY'S CERTIFICATE


The undersigned,                       Secretary of BNP Leasing
Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

1. That he is the duly, elected, qualified and acting Secretary [or Assistant Secretary] of the Corporation and has custody of the corporate records, minutes and corporate seal.

2. That the following named persons have been properly designated, elected and assigned to the office in the Corporation as indicated below; that such persons hold such office at this time and that the specimen signature appearing beside the name of such officer is his or her true and correct signature.

[The following blanks must be completed with the names and signatures of the officers who will be signing the deed and other Required Documents on behalf of the Corporation.]

Name                  Title                     Signature


3. That the resolutions attached hereto and made a part hereof were duly adopted by the Board of Directors of the Corporation in accordance with the Corporation's Articles of Incorporation and Bylaws. Such resolutions have not been amended, modified or rescinded and remain in full force and effect.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal
of the Corporation on this      , day of             ,      .



[signature]



CORPORATE RESOLUTIONS OF
BNP LEASING CORPORATION


WHEREAS, pursuant to that certain Purchase Agreement (herein called the "Purchase Agreement") dated as of January 6, 1997, by and between BNP Leasing Corporation (the "Corporation") and [INFORMIX OR THE APPLICABLE PURCHASER AS THE CASE MAY BE] ("Purchaser"), the Corporation agreed to sell and Purchaser agreed to purchase or cause the Applicable Purchaser (as defined in the Purchase Agreement) to purchase the Corporation's interest in the property (the "Property") located in Santa Clara, California more particularly described therein.

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the
Corporation, in its best business judgment, deems it in the best interest of the Corporation and its shareholders that the Corporation convey the Property to Purchaser or the Applicable Purchaser pursuant to and in accordance with the terms of the Purchase Agreement.

RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed in the name and on behalf of the Corporation to cause the Corporation to fulfill its obligations under the Purchase Agreement.

RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed to take or cause to be taken any and all actions and to prepare or cause to be prepared and to execute and deliver any and all deeds and other documents, instruments and agreements that shall be necessary, advisable or appropriate, in such officer's sole and absolute discretion, to carry out the intent and to accomplish the purposes of the foregoing resolutions.


     EXHIBIT H



     BNP LEASING CORPORATION
     717 N. HARWOOD
     SUITE 2630
     DALLAS, TEXAS  75201


                         ,



[Title Insurance Company]
_________________
_________________
_________________

Re: Recording of Grant Deed to [Informix or the Applicable Purchaser] ("Purchaser")

Ladies and Gentlemen:

BNP Leasing Corporation has executed and delivered to Purchaser a Grant Deed in the form attached to this letter. You are hereby authorized and directed to record the Grant Deed at the request of Purchaser.

       Sincerely,




     EXHIBIT I

     FIRPTA STATEMENT

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code, as amended, provide that a transferee of a California real property interest must withhold income tax if the transferor is a nonresident seller.

To inform [Informix or the Applicable Purchaser] (the "Transferee") that withholding of tax is not required upon the disposition of a California real property interest by transferor, BNP Leasing Corporation (the "Seller"), the undersigned hereby certifies the following on behalf of the Seller:

1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. The United States employer identification number for the Seller is _____________________;

3.The office address of the Seller is ___________ __________________.

[Note: BNPLC MUST INCLUDE EITHER ONE, BUT ONLY ONE, OF THE FOLLOWING REPRESENTATIONS IN THE FIRPTA STATEMENT, BUT IF THE ONE INCLUDED STATES THAT BNPLC IS DEEMED EXEMPT FROM CALIFORNIA INCOME AND FRANCHISE TAX, THEN BNPLC MUST ALSO ATTACH A WITHHOLDING CERTIFICATE FROM THE
CALIFORNIA FRANCHISE TAX BOARD EVIDENCING THE SAME:

4. The Seller is qualified to do business in California.

OR

4. The Seller is deemed to be exempt from the withholding requirement of California Revenue and Taxation Code Section 26131(e), as evidenced by the withholding certificate from the California Franchise Tax Board which is attached.]

The Seller understands that this certification may be disclosed to the Internal Revenue Service and/or to the California Franchise Tax Board by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The Seller understands that the Transferee is relying on this affidavit in determining whether withholding is required upon said transfer. The Seller hereby agrees to indemnify and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, demands, rights, damages, costs, and expenses (including but not limited to court costs and attorneys' fees) incurred by the Transferee as a result of any false misleading statement contained herein.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.


Dated:  ___________, ____.


By:
   Name:
   Title:


EXHIBIT J

INDEMNITY AGREEMENT


THIS INDEMNITY AGREEMENT (this "Agreement") is made as of
_________________, _____, by INFORMIX CORPORATION, a Delaware corporation ("Purchaser") [OR THE APPLICABLE PURCHASER] and BNP LEASING CORPORATION, a Delaware corporation ("Seller") and ________________________ ("Title Company").

R E C I T A L S

A. Purchaser is acquiring the land described in Annex A attached hereto and any improvements located thereon (the "Property") pursuant to the terms and conditions of that certain Purchase Agreement dated
January 6, 1997 by between Seller and Purchaser [or Informix
Corporation] (the "Purchase Agreement").

B. In connection with its acquisition of the Property, Seller has been notified as contemplated by the Purchase Agreement that the matters described in Annex B attached hereto (the "Relevant Encumbrances") have been identified as encumbrances upon title to the Property and that such matters, to the extent valid, constitute Prohibited Encumbrances as defined in the Lease referenced in the Purchase Agreement.

C. Because of such notice to Seller, Seller is required by the Purchase Agreement to tender this Indemnity Agreement to Purchaser.

     NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Seller must promptly remove any of the Relevant Encumbrances that constitute "Prohibited Encumbrances" (which for purposes of this Indemnity Agreement shall have the meaning assigned to it in the Purchase Agreement by reference to a Lease Agreement described therein). Seller must also pay, indemnify and hold harmless Purchaser, the Title Company, the Purchaser's successors and assigns as to the Property and the Title Company's successors and assigns as to any title insurance policy issued to Purchaser by the Title Company covering the Property from and against any and all liabilities, damages, claims, actions, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) caused by Seller's failure to promptly remove any of the Relevant Encumbrances that constitute Prohibited Encumbrances.

     Nothing herein shall be construed as an admission by Seller that any of the Relevant Encumbrances do constitute Prohibited Encumbrances or as imposing a duty upon Seller to remove or defend against claims arising out of any Relevant Encumbrances that do not constitute Prohibited Encumbrances. Nothing herein contained shall limit Purchaser's rights or remedies under the Purchase Agreement because of any failure by BNPLC to remove all Prohibited Encumbrances before conveying the Property.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAW
PRINCIPLES.


SELLER, PURCHASER AND THE TITLE COMPANY EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Purchaser, Seller and the Title Company each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Purchaser, Seller and the Title Company each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE OR THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.


[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"Seller"

BNP LEASING CORPORATION, a Delaware corporation


By:____________________________
   Lloyd G. Cox, Vice President


"Purchaser"

INFORMIX CORPORATION, a Delaware corporation


By:_____________________________
   Name:  ______________________
   Title: ______________________


"Title Company"

________________________________, a
________________________________


By:
   Name:  ______________________
   Title: ______________________


ANNEX A

Legal Description

REAL PROPERTY in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map being a resubdivision of lands of Marriott Corporation, Successor by Merger to Fespar Enterprises, Inc., and Marriott Hotels, Inc., and Stephen & Mary Dorcich as shown on Record of Survey recorded on January 12, 1977 in Book 386 of Maps, at Page 54, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on December 29, 1977 in Book 410 of Maps, at Pages 29 and 30.

PARCEL TWO:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map being all of Parcel 3, as shown on that certain `Parcel Map', recorded in Book 410 of Maps, at Pages 29 and 30, Santa Clara County Records", which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on May 18, 1979 in Book 442 of Maps, at Page 8.

PARCEL THREE:

All of Parcel 6, as shown upon that certain Map entitled, "Parcel Map being a Resubdivision of lands of Marriott Corporation, Successor by Merger to Fespar Enterprises, Inc., and Marriott Hotels, Inc., and Stephen & Mary Dorcich as shown on Record of Survey recorded on January 12, 1977 in Book 386 of Maps, at Page 54, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on December 29, 1977 in Book 410 of Maps, at Pages 29 and 30.

PARCEL FOUR:

All of Parcel 1, as shown upon that certain Map entitled, "Parcel Map being all of Parcel 3, as shown on that certain `Parcel Map', recorded in Book 410 of Maps, at Pages 29 and 30, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on May 18, 1979 in Book 442 of Maps, at Page 8.



ANNEX B


Relevant Encumbrances


[This Annex is to be completed by a list of possible Prohibited
Encumbrances identified by Informix and against which Informix has not been able to obtain title insurance.]